Exhibit 99

Post Office Box 216 307 North Defiance Street Archbold, Ohio 43502	NEWS RELEASE

Company Contact:	Investor and Media Contact:
Marty Filogamo Senior Vice President – Marketing Manager Farmers & Merchants Bancorp, Inc. (419) 445-3501 ext. 15435 mfilogamo@fm.bank	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Farmers & Merchants Bancorp, Inc. Reports Record

2019 First Quarter Financial Results

Successful Integration of the Limberlost Acquisition and Organic Expansion of Deposits

Drives Strong Growth Opportunities

ARCHBOLD, OHIO, April 26, 2019, Farmers & Merchants Bancorp, Inc. (Nasdaq: FMAO) today reported financial results for the 2019 first quarter ended March 31, 2019.

2019 First Quarter Financial Highlights Include (on a year-over-year basis unless noted):

•	64 consecutive quarters of profitability
•	Limberlost acquisition closed and conversion successfully completed in the first quarter
•	Strong organic deposit growth, which has increased 5.4% or $52,416,000 year-to-date
•	Net interest income after provision for loan losses increased 32.3% to $12,747,000
•	Net income was $3,224,000; excluding one-time tax adjusted acquisition related expenses of $1,029,000, first quarter net income would have increased 31.9% to $4,253,000
•

Earnings per basic and diluted share were $0.29, which takes into account one-time tax adjusted acquisition related expenses of $0.09 per basic and diluted share, as well as an increase in additional outstanding shares of 16.5%

•	Net interest margin expands 15 basis points to 3.87%

“2019 is off to an excellent start as a result of the successful closing and integration of the Limberlost acquisition, as well as strong first quarter financial results and robust organic deposit growth,” stated Lars B. Eller, President and Chief Executive Officer. “The addition of Limberlost’s six highly productive offices, talented associates and management team, and approximately 5,400 customers accelerate our Indiana growth plans.  F&M’s larger scale and improved scope are expected to improve earnings, while offering Bank of Geneva’s customers a diverse offering of community-oriented financial products.  While F&M’s size has increased, we remain committed to providing our local communities with valuable financial services that improve our customers’ financial wellbeing.  This commitment is resonating in our markets and during the 2019 first quarter we achieved strong year-to-date organic deposit growth of 5.4% or $52,416,000.”

On January 1, 2019, F&M completed the acquisition of Limberlost Bancshares, Inc. (“Limberlost”), the holding company for Bank of Geneva. Immediately following the acquisition, Bank of Geneva was merged into The Farmers and Merchants State Bank. This transaction resulted in the addition of $257,183,000 in loans, net, $206,134,000 in deposits and six full-service offices in the northeast Indiana communities of Geneva, Berne, Decatur, Monroe, Portland and Monroeville.

Income Statement

Net income for the 2019 first quarter ended March 31, 2019, was $3,224,000, compared to $3,767,000 for the same period last year.  Excluding the $1,029,000 of one-time tax adjusted acquisition related expenses recorded in the 2019 first quarter, net income for the 2019 first quarter would have increased 31.9% to $4,253,000.

Net income per diluted share for the 2019 first quarter was $0.29 per basic and diluted share, compared to $0.41 per basic and diluted share for the same period last year.  One-time tax adjusted acquisition related expenses for the 2019 first quarter were $0.09 per basic and diluted share.  In addition, at March 31, 2019, F&M had 16.5% more shares outstanding as a result of the Limberlost acquisition.

In addition to the $1,029,000, or $0.09 per share of one-time tax adjusted acquisition related expenses, the company incurred soft acquisition costs such as employee overtime and less time focused on production that also impacted growth and profitability during the first quarter. As the company completes the integration of the Limberlost acquisition, management expects accelerating year-over-year improvements in earnings will occur throughout the remainder of 2019.

F&M’s net interest margin for the 2019 first quarter increased 15 basis points to 3.87%, from 3.72% for the same period last year.  The net interest margin is benefitting as the yield on earnings assets outpaces growth in funding costs.  In addition, upon completion of the acquisition, F&M retired more than half of Limberlost’s higher cost funding sources which also benefitted net interest margin during the quarter.

Loan Portfolio and Asset Quality

Total loans, net at March 31, 2019, increased 32.0% or by $267,226,000 to $1,101,963,000, compared to $834,737,000 at March 31, 2018. The year-over-year improvement resulted primarily from the contribution of the Limberlost acquisition and organic loan growth.

F&M’s asset quality remains strong. Despite the 30.4% year-over-year increase in total assets at March 31, 2019, nonperforming assets were up only $147,000 or 9.5%.  In addition, nonperforming loans to total loans remains low and at March 31, 2019 were 0.11% and in line with the same period last year.  The allowance for loan losses to nonperforming loans was 558.9% at March 31, 2019, compared to 755.2% at March 31, 2018.  Net charge-offs for the year ended March 31, 2019 were $169,000, or 0.02% of average loans, compared to $108,000 or 0.01% of average loans, at March 31, 2018.

Mr. Eller continued, “Economic trends within our markets remain stable, supporting F&M’s growth and excellent asset quality.  While our loan portfolio is up significantly year-to-date, loans 30 days past due, as a percent of the portfolio were up only eight basis points to 0.17% at March 31, 2019 compared to 0.09% at December 31, 2018.  In addition, one of the many benefits of the Limberlost acquisition, is the diversification it has created in our loan portfolio.  Total agricultural loans were $307,823,000 at March 31, 2019 and within the agricultural loan portfolio, our lending capabilities have expanded to new concentrations including separate credit types for poultry barns, hog barns and soybean farming.”

Deposits

Over the past three months, deposits have increased organically 5.4% or by $52,416,000, while total deposits over this period have grown 27.8% to $1,187,424,000 at March 31, 2019.  The significant year-to-date organic deposit growth is primarily due to new product development that has allowed the company to attract new customers and expand existing customer holdings.

Stockholders’ Equity and Dividends

Tangible stockholders’ equity increased to $165,528,000 at March 31, 2019, compared to $138,885,000 at December 31, 2018, and $134,446,000 at March 31, 2018.  On a per share basis, tangible stockholders’ equity at March 31, 2019, was $14.90, compared to $14.96 at December 31, 2018, and $14.06, at March 31, 2018.  Tangible stockholders’ equity per share at March 31, 2019 was impacted by a 16.5% increase in the number of shares outstanding as a result of the Limberlost acquisition.  At March 31, 2019, the company had a Tier 1 leverage ratio of 13.35%, compared to 12.11% at March 31, 2018.

Showing the core value of the Limberlost acquisition, goodwill associated with the acquisition was $43,266,000 at March 31, 2019.  Stockholders’ equity increased 60.8% to $216,934,000 at March 31, 2019, from $134,877,000 at March 31, 2018 and increased 51.4% from $143,287,000 at December 31, 2018.

For the 2019 first quarter, the company declared cash dividends of $0.15 per share, which is a 15.4% increase over the 2018 first quarter declared dividend payment.  F&M is committed to returning capital to shareholders and has increased the annual cash dividend for over nine consecutive years.

“With the Limberlost integration behind us, we will continue to focus on executing our growth-oriented business plan and we are planning to open a new office in Ft. Wayne as well as remodel several existing offices to our new, modern banking format.  F&M has a compelling platform of talented, experienced and motivated bankers to support our many growth opportunities.  The additional equity we acquired from the acquisition enhances our flexibility to deploy capital to grow our business and enhance shareholders’ return.  I am excited by our near- and long-term potential and expect 2019 to be another strong year for F&M,” concluded Mr. Eller.

About Farmers & Merchants State Bank:

Farmers & Merchants Bancorp, Inc. (“F&M”) (NASDAQ: FMAO), is the holding company for the Farmers & Merchants State Bank, a local independent community bank that has been serving Northwest Ohio and Northeast Indiana since 1897. The Farmers & Merchants State Bank provides commercial banking, retail banking and other financial services through its 30 offices. Our locations are in Fulton, Defiance, Hancock, Henry, Lucas, Williams, and Wood counties in Northwest Ohio. In Northeast Indiana, we have offices located in Adams, Allen, DeKalb, Jay and Steuben counties.

Safe harbor statement

Farmers & Merchants Bancorp, Inc. (“F&M“) wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995. Statements by F&M, including management’s expectations and comments, may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21B of the Securities Exchange Act of 1934, as amended. Actual results could vary materially depending on risks and uncertainties inherent in general and local banking conditions, competitive factors specific to markets in which F&M and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions. F&M assumes no responsibility to update this information. For more details, please refer to F&M’s SEC filing, including its most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q. Such filings can be viewed at the SEC’s website, www.sec.gov or through F&M’s website www.fm.bank.

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME & COMPREHENSIVE INCOME (Unaudited)

(in thousands of dollars, except per share data)

	Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Interest Income
Loans, including fees	$14,680	$10,955	$10,725	$10,521	$10,102
Debt securities:
U.S. Treasury and government agencies	713	630	613	612	623
Municipalities	211	250	275	289	281
Dividends	88	56	56	53	55
Federal funds sold and other	170	112	84	62	75
Total interest income	15,862	12,003	11,753	11,537	11,136
Interest Expense
Deposits	2,613	1,670	1,611	1,389	1,319
Federal funds purchased and securities sold under agreement to repurchase	185	127	134	118	124
Borrowed funds	287	20	20	20	20
Total interest expense	3,085	1,817	1,765	1,527	1,463
Net Interest Income - Before Provision for Loan Losses	12,777	10,186	9,988	10,010	9,673
Provision for Loan Losses	30	105	47	132	40
Net Interest Income After Provision For Loan Losses	12,747	10,081	9,941	9,878	9,633
Noninterest Income
Customer service fees	1,578	1,612	1,392	1,465	1,466
Other service charges and fees	1,041	1,032	1,097	1,040	1,012
Net gain on sale of loans	102	140	184	301	132
Net gain (loss) on sale of available-for-sale securities	(26)	(19)	10	-	-
Total noninterest income	2,695	2,765	2,683	2,806	2,610
Noninterest Expense
Salaries and wages	4,312	3,834	3,391	3,225	3,310
Employee benefits	1,594	1,102	1,029	848	1,136
Net occupancy expense	667	451	478	441	387
Furniture and equipment	696	450	588	565	507
Data processing	1,299	318	364	305	331
Franchise taxes	258	244	243	228	239
ATM expense	447	368	327	333	312
Advertising	260	218	236	247	186
Net (gain) loss on sale of other assets owned	15	27	1	(1)	17
FDIC assessment	96	77	81	81	87
Mortgage servicing rights amortization	75	100	84	95	85
Consulting fees	113	461	179	178	110
Other general and administrative	1,679	1,167	1,125	1,093	933
Total noninterest expense	11,511	8,817	8,126	7,638	7,640
Income Before Income Taxes	3,931	4,029	4,498	5,046	4,603
Income Taxes	707	836	623	932	836
Net Income	3,224	3,193	3,875	4,114	3,767
Other Comprehensive Income (Loss) (Net of Tax):
Net unrealized gain (loss) on available-for-sale securities	1,749	2,374	(617)	(344)	(2,471)

Reclassification adjustment for (gain) loss on sale of available- for-sale securities	26	19	(10)	-	-
Net unrealized gain (loss) on available-for-sale securities	1,775	2,393	(627)	(344)	(2,471)
Tax expense (benefit)	373	503	(132)	(72)	(519)
Other comprehensive income (loss)	1,402	1,890	(495)	(272)	(1,952)
Comprehensive Income	$4,626	$5,083	$3,380	$3,842	$1,815
Basic and Diluted Earnings Per Share	$0.29	$0.34	$0.42	$0.44	$0.41
Dividends Declared	$0.15	$0.15	$0.14	$0.14	$0.13

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands of dollars, except share data)

	(in thousands of dollars)
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
	(Unaudited)
Assets
Cash and due from banks	$48,740	$37,492	$28,782	$31,838	$39,349
Federal funds sold	33,109	873	939	726	559
Total cash and cash equivalents	81,849	38,365	29,721	32,564	39,908

Interest-bearing time deposits	4,509	4,019	4,019	4,019	4,019
Securities - available-for-sale	174,682	168,447	183,075	187,036	192,859
Other securities, at cost	5,789	3,679	3,717	3,717	3,717
Loans held for sale	859	495	1,679	913	2,769
Loans, net	1,091,829	839,599	831,943	824,226	827,937
Premises and equipment	25,205	22,615	22,117	21,957	21,980
Goodwill	47,340	4,074	4,074	4,074	4,074
Mortgage servicing rights	2,397	2,385	2,373	2,356	2,313
Other real estate owned	510	600	717	649	651
Bank owned life insurance	14,963	14,884	14,799	14,692	14,604
Other assets	15,729	17,001	9,778	9,129	8,911
Total Assets	$1,465,661	$1,116,163	$1,108,012	$1,105,332	$1,123,742

Liabilities and Stockholders' Equity
Liabilities
Deposits
Noninterest-bearing	$236,847	$215,422	$197,088	$200,067	$193,665
Interest-bearing
NOW accounts	418,773	298,254	314,873	311,185	327,433
Savings	272,875	227,701	230,306	238,167	245,895
Time	258,929	187,413	186,592	181,347	186,345
Total deposits	1,187,424	928,790	928,859	930,766	953,338

Federal Funds Purchased and securities sold under agreements to repurchase	25,521	32,181	27,026	23,898	23,307
Federal Home Loan Bank (FHLB) advances	24,682	-	5,000	5,000	5,000
Dividend payable	1,654	1,379	1,287	1,284	1,193
Accrued expenses and other liabilities	9,446	10,526	6,493	6,808	6,027
Total liabilities	1,248,727	972,876	968,665	967,756	988,865

Commitments and Contingencies

Stockholders' Equity
Common stock - No par value 20,000,000 shares authorized; issued and outstanding 12,230,000 shares 3/31/19, 10,400,000 shares 12/31/18	81,760	10,823	10,589	11,842	11,690
Treasury stock - 1,122,937 shares 3/31/19, 1,114,739 shares 12/31/18	(12,680)	(12,409)	(12,409)	(12,186)	(12,158)
Retained earnings	149,466	147,887	146,072	142,330	139,483
Accumulated other comprehensive loss	(1,612)	(3,014)	(4,905)	(4,410)	(4,138)
Total stockholders' equity	216,934	143,287	139,347	137,576	134,877
Total Liabilities and Stockholders' Equity	$1,465,661	$1,116,163	$1,108,012	$1,105,332	$1,123,742

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

SELECT FINANCIAL DATA

	For the Three Months Ended
Selected financial data	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Return on average assets	1.00%	1.15%	1.40%	1.48%	1.35%
Return on average equity	7.16%	9.04%	11.19%	12.08%	11.20%
Yield on earning assets	4.80%	4.52%	4.52%	4.41%	4.28%
Cost of interest bearing liabilities	1.26%	0.92%	0.92%	0.79%	0.75%
Net interest spread	3.54%	3.60%	3.60%	3.62%	3.53%
Net interest margin	3.87%	3.85%	3.85%	3.83%	3.72%
Efficiency	73.11%	67.59%	63.86%	60.89%	61.88%
Dividend payout ratio	42.77%	43.16%	33.21%	31.21%	31.67%
Tangible book value per share (1)	$14.90	$14.96	$14.53	$14.36	$14.06
Tier 1 capital to average assets	13.35%	12.81%	12.63%	12.38%	12.11%

Loans	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
(Dollar amounts in thousands)
Commercial real estate	$441,200	$419,784	$417,217	$411,509	$415,296
Agricultural real estate	192,903	68,609	68,548	69,701	67,596
Consumer real estate	161,180	80,766	83,134	82,853	84,501
Commercial and industrial	137,936	121,793	119,536	116,351	123,439
Agricultural	114,920	108,495	103,624	104,830	99,836
Consumer	47,573	41,953	41,444	40,513	38,569
Industrial development bonds	7,384	5,889	6,005	6,071	6,350
Less: Net deferred loan fees and costs	(1,133)	(915)	(810)	(813)	(850)
Total loans, net	$1,101,963	$846,374	$838,698	$831,015	$834,737

Asset quality data	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
(Dollar amounts in thousands)
Nonaccrual loans	$1,188	$542	$483	$903	$900
Troubled debt restructuring	$102	$178	$205	$218	$527
90 day past due and accruing	$-	$-	$-	$-	$-
Nonperforming loans	$1,188	$542	$483	$903	$900
Other real estate owned	$510	$600	$717	$649	$651
Non-performing assets	$1,698	$1,142	$1,200	$1,552	$1,551

(Dollar amounts in thousands)
Allowance for loan and lease losses	$6,636	$6,755	$6,755	$7,104	$6,800
Allowance for loan and lease losses/total loans	0.60%	0.80%	0.81%	0.85%	0.81%
Net charge-offs:
Quarter-to-date	$169	$84	$81	$143	$108
Year-to-date	$169	$417	$332	$251	$108
Net charge-offs to average loans
Quarter-to-date	0.02%	0.01%	0.01%	0.02%	0.01%
Year-to-date	0.02%	0.05%	0.04%	0.03%	0.01%
Non-performing loans/total loans	0.11%	0.06%	0.06%	0.11%	0.11%
Allowance for loan and lease losses/nonperforming loans	558.92%	1249.57%	1399.58%	751.49%	755.19%

(1) Tangible Equity = Stockholder Equity less goodwill and other intangibles (core deposit intangible)